Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2018 Second Quarter Results

PORT WASHINGTON, N.Y., February 1, 2018 — ACETO Corporation (NASDAQ:ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the second quarter of fiscal 2018 ended December 31, 2017.

Second Quarter Fiscal 2018 versus Second Quarter Fiscal 2017

•	Net sales of $171.2 million versus $125.6 million, a 36.4% increase
•	Gross profit of $34.0 million versus $30.8 million, a 10.3% increase
•	Net loss of $13.9 million versus net loss of $0.6 million
•	Net loss includes $13.9 million of additional income tax expense associated with the Tax Cuts and Jobs Act (“TCJA”)
•	Diluted EPS loss of $0.39 versus loss of $0.02
•	Non-GAAP Adjusted Net Income of $7.6 million versus $7.3 million, a 4.7% increase
•	Non-GAAP Adjusted EPS of $0.22 versus $0.24, an 8.3% decrease

Management Commentary

“Our second fiscal quarter results reflect primarily the persistence of generic industry headwinds marked by greater competitive intensity and the impact from customer consolidations. Even as sales benefited from the addition of Citron and Lucid products, pricing pressures on our more mature Rising products and softer than expected contributions from new product launches caused a contraction in Human Health’s gross margin,” said William C. Kennally, III, Chief Executive Officer of ACETO. “Notwithstanding these pricing pressures, a 35% increase in Human Health gross profit more than offset gross profit declines reported by our Pharmaceutical Ingredients and Performance Chemicals segments.

“As we look to the second half of fiscal 2018, our operating assumption is the generic industry headwinds will not ease in the near term and we now have greater clarity on the impact of harmonization from customer consolidations. Adverse market conditions are impacting the sales, profitability and market share of certain Rising products to a greater degree than anticipated and a number of API projects which were scheduled to be monetized in the second half of the year have been discontinued. As a result of these factors, although we remain on track to launch 15-20 generic products this year, we are reducing our outlook for fiscal year sales and profitability and now expect our overall results for the second half of the year to be only modestly better than the first half,” added Mr. Kennally.

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“Our healthy balance sheet and solid operating cash generation support our ability to weather the generic industry storm. At the same time, we continue to focus on optimizing Rising’s commercialized portfolio of products and pipeline of projects to improve profitability in the future; we’re advancing operational initiatives designed to enhance efficiencies; and, identifying ways to take costs out of the system. We continue to expect to have our new warehouse facility fully functional and our new ERP system implemented by the end of the year, at which point we will realize the full synergy value of $4 million on an annualized basis. With an integrated platform in place at Rising and a healthy flow of products to be launched, we firmly believe we are taking the right steps to ensure ACETO is properly positioned to improve the company’s growth rate and profitability,” concluded Mr. Kennally.

Please see fiscal 2018 guidance provided within this press release after the financial review.

Second Quarter Financial Review

Net sales for the second quarter of fiscal 2018 were $171.2 million, an increase of 36.4% from $125.6 million reported in the second quarter of fiscal 2017. Total Company gross profit was $34.0 million, an increase of 10.3%, compared to $30.8 million in the second quarter of fiscal 2017. Gross margin for the second quarter was 19.8% compared to 24.5% in the prior year period.

Human Health segment sales were $103.5 million, an increase of 91.7%, compared to $54.0 million for the second quarter of fiscal 2017. This quarter included $58.7 million in sales from the acquisition of certain products and related assets of Citron and Lucid. Gross profit for the Human Health segment was $22.9 million, an increase of 35.3%, compared to $16.9 million for the second quarter of fiscal 2017, reflecting the addition of certain products and related assets of Citron and Lucid. Gross margin for the second quarter was 22.1%, compared to 31.3% in the prior year period. The decrease in gross margin was due to the addition of relatively lower gross margin from the Citron and Lucid products and to the decline of gross profit for other Rising products.

Pharmaceutical Ingredients segment sales were $33.6 million, a decrease of 8.7%, compared to $36.8 million for the second quarter of fiscal 2017. The segment’s sales decrease was driven by lower sales of both domestic and international APIs. Gross profit in the quarter was $4.4 million, a 22.6% decrease compared to $5.7 million for the second quarter of fiscal 2017. Gross margin for the second quarter was 13.0%, compared to 15.4% in the prior year period. The decrease in gross profit and margin was driven by lower sales of domestic and international APIs and a less favorable product mix of international API sales.

Performance Chemicals segment sales were $34.1 million, a decrease of 1.8% compared to $34.8 million for the second quarter of fiscal 2017, as higher sales of specialty chemicals largely offset lower sales of agricultural protection products. Gross profit was $6.7 million, a decrease of 18.7%, compared to $8.2 million for the second quarter of fiscal 2017. Gross margin was 19.6% for the second quarter, compared to 23.7% in the prior year period. The decrease in gross profit was due to lower gross profit on agricultural protection products, while the decrease in gross margin was largely due to a less favorable product mix of specialty chemical products.

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Total selling, general and administrative expenses were $28.1 million, unchanged versus the same period last year, with $5.4 million in the current quarter attributable to amortization expense associated with the purchase of intangible assets related to the Citron and Lucid product purchase. SG&A for the prior year’s period included $7.2 million of transaction costs related to the product purchase agreement. As a percentage of sales, SG&A for the second quarter of 2018 declined to 16.4% compared to 22.4% in the prior year’s period. Research and Development expenses in the second quarter totaled $2.1 million compared to $1.3 million in the prior year period. The majority of R&D expenses are milestone based and fluctuate quarterly.

Operating income totaled $3.8 million, an increase of 171.7% from the second quarter of fiscal 2017. The TCJA, signed into law on December 22, 2017, impacted second fiscal quarter results in two ways. First, the Company recorded an additional income tax expense of $13.9 million, comprised of $3.2 million related to the remeasurement of deferred tax assets arising from a lower U.S. corporate tax rate, $5.8 million related to the deemed repatriation of unremitted earnings of foreign subsidiaries and $4.9 million related to deferred tax liabilities for local tax authorities. Second, the Company’s effective domestic tax rate declined from 38.0% to 31.5% for the first half of the fiscal year, resulting in a tax benefit of $0.06 per diluted share on a non-GAAP basis. Net loss was $13.9 million, or $0.39 per diluted share, compared to net loss of $0.6 million, or $0.02 per diluted share, for the comparable quarter of fiscal 2017. Included in the net loss was an additional income tax expense of $13.9 million or $0.39 per share related to the TCJA impact. Non-GAAP Adjusted Net Income was $7.6 million in the second quarter, compared to $7.3 million in the prior period, a 4.7% increase. Non-GAAP Adjusted Earnings per Share were $0.22, compared to $0.24 in the year ago second quarter, an 8.3% decrease.

Fiscal 2018 Guidance

For the fiscal year ending June 30, 2018, at current exchange rates, ACETO is providing financial guidance as follows:

•	Total revenues to increase approximately 10% to 15%;
•	Reported diluted GAAP loss per share between $(0.22) and $(0.32);
•	Diluted Non-GAAP earnings per share between $1.00 and $1.05.

The Company's fiscal 2018 financial guidance is based in part on the following assumptions:

•	Generic industry headwinds continued in our second fiscal quarter and we are expecting annual price erosion in the low double digits percentage;
•	Reported diluted GAAP loss per share includes an additional tax expense of $0.39 related to the TCJA
•	R&D expense of approximately $9.0 million; and,
•	Total generic product launches of 15 to 20.

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Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00 a.m. ET on Friday, February 2, 2018. To participate in the conference call, please dial (844) 413-3976 or (412) 317-6583 approximately 10 minutes prior to the call. Please reference conference ID # 10115253.

The call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software and download the presentation.

A telephone replay of the conference call will be available from 11:00 a.m. ET on February 2, 2018 until 11:59 p.m. ET on February 9, 2018 and may be accessed by calling (877) 344-7529 or (412) 317-0088 and referencing conference ID # 10115253. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. These measures, Adjusted Net Income and Adjusted EPS, are based upon net income excluding amortization of intangibles, debt extinguishment, amortization of debt discount and debt issuance costs, transaction costs related to acquisitions, the impact of the TCJA and the impact of Accounting Standards Update (“ASU”) 2016-09. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate the performance of its business units.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income and Adjusted EPS to U.S. GAAP net income and GAAP EPS are presented in the table Non-GAAP Reconciliation of this press release.

About ACETO

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

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FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make including the recently announced acquisition of products from Citron Pharma, LLC, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, the Company’s sales and earnings guidance and statements regarding the expected impact of product launches. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777

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(Financial Tables Follow)

Aceto Corporation and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net sales	$171,229	$125,552	$356,484	$253,570
Cost of sales	137,259	94,747	282,531	191,926
Gross profit	33,970	30,805	73,953	61,644
Gross profit %	19.8%	24.5%	20.7%	24.31%

Selling, general and administrative expenses	28,063	28,071	59,212	49,095
Research and development expenses	2,122	1,341	3,737	2,391
Operating income	3,785	1,393	11,004	10,158

Other expense, net of interest expense	(4,284)	(2,327)	(9,365)	(4,312)

(Loss) income before income taxes	(499)	(934)	1,639	5,846
Income tax provision (benefit)	13,365	(370)	15,049	2,025
Net (loss) income	$(13,864)	$(564)	$(13,410)	$3,821

Net (loss) income per common share	$(0.39)	$(0.02)	$(0.38)	$0.13

Diluted net (loss) income per common share	$(0.39)	$(0.02)	$(0.38)	$0.13

Weighted average shares outstanding:
Basic	35,210	30,029	35,093	29,831
Diluted	35,210	30,029	35,093	30,163

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Aceto Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per-share amounts)

	(unaudited)
	December 31, 2017	June 30, 2017
Assets
Current Assets:
Cash and cash equivalents	$64,930	$55,680
Investments	3,054	2,046
Trade receivables: less allowance for doubtful accounts: December 31, 2017 $664; and June 30, 2017 $485	241,971	260,889
Other receivables	15,229	12,066
Inventory	147,751	136,387
Prepaid expenses and other current assets	4,449	3,941
Deferred income tax asset, net	-	546

Total current assets	477,384	471,555

Property and equipment, net	12,738	10,428
Property held for sale	6,250	7,152
Goodwill	237,019	236,970
Intangible assets, net	270,072	285,081
Deferred income tax asset, net	2,983	19,453
Other assets	8,498	7,546

Total Assets	$1,014,944	$1,038,185

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$14,482	$14,466
Accounts payable	106,735	90,011
Accrued expenses	117,391	118,328
Total current liabilities	238,608	222,805

Long-term debt, net	312,015	339,200
Long-term liabilities	65,661	61,449
Environmental remediation liability	1,637	2,339
Deferred income tax liability	-	7,325
Total liabilities	617,921	633,118

Commitments and contingencies

Shareholders' equity:
Preferred stock, 2,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value: (75,000 shares authorized; 30,760 and 30,094 shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively)	308	301
Capital in excess of par value	219,322	214,198
Retained earnings	178,297	195,680
Accumulated other comprehensive loss	(904)	(5,112)
Total shareholders' equity	397,023	405,067

Total liabilities and shareholders' equity	$1,014,944	$1,038,185

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Aceto Corporation

Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)

(in thousands, except per share amounts)

	(unaudited) Three Months Ended December 31, 2017	(unaudited) Diluted Net Income Per Common Share Three Months Ended December 31, 2017	(unaudited) Three Months Ended December 31, 2016	(unaudited) Diluted Net Income Per Common Share Three Months Ended December 31, 2016	(unaudited) Six Months Ended December 31, 2017	(unaudited) Diluted Net Income Per Common Share Six Months Ended December 31, 2017	(unaudited) Six Months Ended December 31, 2016	(unaudited) Diluted Net Income Per Common Share Six Months Ended December 31, 2016

Net (loss) income, as reported	$(13,864)	$(0.39)	$(564)	$(0.02)	$(13,410)	$(0.38)	$3,821	$0.13

Adjustments:

Amortization of intangible assets	7,869	0.22	3,375	0.11	15,798	0.44	6,166	0.20
Transaction costs related to acquisitions	-	-	7,200	0.24	-	-	9,009	0.30
Step-up of inventory	-	-	166	0.01	-	-	166	0.01
Separation costs	-	-	283	0.01	4,064	0.11	283	0.01
Amortization of debt discount (non-cash interest expense)	1,326	0.03	1,243	0.04	2,630	0.07	2,466	0.08
Amortization of debt issuance costs	209	0.01	209	0.01	418	0.02	418	0.01
Amortization of deferred financing costs	282	0.01	-	-	552	0.02	-	-
Environmental charge	-	-	-	-	902	0.03	170	0.01

Adjusted income excluding charges	(4,178)	(0.12)	11,912	0.40	10,954	0.31	22,499	0.75
Adjustments to provision for income taxes including the impact of the Tax Cuts and Jobs Act and ASU 2016-09	(11,785)	(0.34)	4,648	0.16	(7,335)	(0.21)	6,958	0.23

Adjusted net income (Non-GAAP)	$7,607	$0.22	$7,264	$0.24	$18,289	$0.52	$15,541	$0.52

Diluted weighted average shares outstanding	35,368	35,368	30,029	30,029	35,314	35,314	30,163	30,163

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units. The Company does not provide reconciliations of GAAP and non-GAAP projections as such projections are intended for directional purposes only.

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